EXHIBIT 99.1

1606 Corp. CEO Attends Consumer Electronics Show (CES) For Collaboration Meetings

Seattle, WA - January 11, 2024, 1606 Corp. (OTC Pink: CBDW) Announces participation in CES, Las Vegas. 1606 Corp., a leader in AI-driven conversational merchandising, is excited to announce its participation in the Consumer Electronics Show (CES) in Las Vegas to attend collaboration meetings.

This year’s CES Las Vegas (Jan 9th - Jan 11th) is particularly significant as 1606 Corp. looks forward to meeting and collaborating with innovative AI startups also attending the show. The team is eager to explore new opportunities, share insights, and discuss potential partnerships in the ever-evolving field of AI technology.

Greg Lambrecht, creator of a visionary approach to leveraging AI for conversational merchandising, will be taking part in various technology meetings focused on the latest developments in AI and machine learning. The agenda includes discussions on advancements in natural language processing, AI-driven analytics, and the integration of AI in e-commerce platforms. These meetings are aimed at identifying emerging technologies that could further enhance the capabilities of 1606 Corp.’s chatbot solutions.

The participation in CES aligns with 1606 Corp.’s mission to stay at the forefront of technological innovation for AI chatbot deployment. “CES is the perfect platform for us to explore cutting-edge technologies and form strategic alliances. Our focus is not just on advancing our chatbot technology but also on how AI can overall enhance customer experience and operational efficiencies for small businesses nationwide,” said Greg Lambrecht.

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the CBD industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience.

As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

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Industry Information

The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI’s global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

SOURCE: 1606 Corp

Media Contact:

Derek McCarthy

derekm@cbdw.ai

Investor Contact:

Austen Lambrecht

Austen@1606Corp.com

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